Exhibit 23.2






                      Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 1995, included in the Proxy Statement of Advance Ross Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of CUC International Inc.



                                        Ernst & Young LLP


Stamford, Connecticut
December 6, 1995